EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statements (Form S-8 Nos. 333-120345, 333-39484, 333-30751 and 33-95062) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan, as amended and restated as of March 8, 2004;

•	Registration Statement (Form S-8 No. 333-90582) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan;

•	Registration Statement (Form S-3 No. 333-128087) pertaining to the registration of up to $85,000,000 of BioCryst Pharmaceuticals, Inc. common stock;

•	Registration Statement (Form S-8 No. 333-136703) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan, which amended and restated the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan as of May 17, 2006.
of our reports dated March 12, 2007 with respect to the financial statements of BioCryst Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of BioCryst Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
Birmingham, Alabama
March 12, 2007

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